Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement on Form S-3 of our report dated March 30, 2021, relating to the consolidated financial statements of LifeMD, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of LifeMD, Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Friedman LLP
Friedman LLP

Marlton, New Jersey
June 17, 2021